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                                                                EXHIBIT 23(q)(3)

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Kevin J. Tierney, a member of the Board of Trustees of MLIG Variable Insurance Trust (the "Trust"), whose signature appears below, constitutes and appoints Barry G. Skolnick and Edward
W. Diffin, Jr., respectively, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all Registration Statements on Form N-1A and Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, under the Investment Company Act of 1940, and the Securities Act of 1933, as applicable, with the Securities and Exchange Commission, including any applications for exemptions, "no action" assurances or other relief from the provisions of any of the federal securities laws and the rules and regulations thereunder as may be appropriate or necessary, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done.

Date:  June 17, 2002                            /s/ Kevin J. Tierney
                                                ------------------------


State of Maine
         ----------------
County of Cumberland
          ---------------


         On the 17th day of June 2002, before me came Kevin J. Tierney, Trustee of MLIG Variable Insurance Trust, to me known to be said person and he signed the above Power of Attorney on behalf of MLIG Variable Insurance Trust.

                                                /s/ William H. Jones
                                                ------------------------
                                                Notary Public


[SEAL]                                            [SEAL OF NOTARY PUBLIC]